EXHIBIT 10.18

THE PAYMENT OF AMOUNTS HEREUNDER IS SUBORDINATED, PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED CONCURRENTLY HEREWITH TO WHICH THE PAYEE HEREIN IS A PARTY, TO THE CLAIMS OF THE SENIOR LENDERS IDENTIFIED IN SAID SUBORDINATION AGREEMENT.

COGNOVIT PROMISSORY NOTE

$450,000.00 Springfield, Ohio January 26, 2005

FOR VALUE RECEIVED, the undersigned, AdCare Health Systems, Inc., an Ohio corporation, with an address of 5057 Troy Road, Springfield, Ohio 45502 and Assured Health Care, Inc., 1250 Dorothy Lane, Dayton, Ohio 45409 (the "Company") hereby promises to pay to the order of Mary Fair, an individual resident of Ohio ("Payee"), at the Payee's address at 236 Schantz Avenue, Dayton, Ohio 45409, or at such other places as the Payee may from time to time in writing designate, the aggregate sum of up to Four Hundred Seventy-Two Thousand Five Hundred and 00/100 Dollars ($472,500.00), plus interest on the outstanding principal balance from time to time hereunder at a rate of 5% per annum, payable as stated herein.

Section 1. Payments. Interest on this Note will be accrued over the initial twelve months. Thereafter interest accrued over the initial twelve (12) months will be added to the principal balance (bringing the balance to $472,500) and, commencing February 26, 2006 and continuing on the twenty-sixth day of each month thereafter for a period of thirty-six months ending January 26, 2009, Maker will make level payments of principal and interest on this Note in the amount of $14,161.25. In the event that the principal balance is other than $472,500, on February 26, 2006, then the payment amount will be adjusted to provide for level payments of principal and interest in an amount to fully amortize this Note in thirty-six (36) equal payments.

The indebtedness evidenced hereby may be prepaid in whole or in part without payment of any premium or penalty of any kind. All payments and prepayments received by the Payee shall be (a) applied to the amount due and payable hereunder and (b) in lawful money of the United States.

Section 2. Security. The obligations of the Company under this Note are secured by a pledge of assets under a separate Security Agreement and a pledge of stock of Assured Health Care, Inc. under a separate Stock Pledge Agreement and a subordinated lien on the assets of the Company.

Section 3. Default. In the event that the Company fails to pay principal or interest when due, or is in default under its obligations to WesBanco Bank, Inc. (the "Senior Lender"), the Company is thereupon in default under this Note. Should any payment of interest or principal remain unpaid for fifteen (15) days after the date due, Payee shall be entitled to accelerate the maturity of the entire indebtedness hereunder.

COPY

10.18

Section 4. Waiver; Extensions. The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor on this Note. Payee may extend the time of payment of this Note, postpone the enforcement of this Note, grant any other indulgences and/or release any party primarily or secondarily liable hereunder without affecting or diminishing Payee's rights or records against the Company, which rights are expressly reserved.

Section 5. Subordination. This Note will be subordinated to indebtedness of the Company to the Senior Lender in accordance with the terms of a Subordination Agreement, dated as of the date hereof, between the Senior Lender and the Payee.

Section 6. Notices. Any notice will be effective on the day in which delivered to any party who is to receive notice pursuant hereto at the address set forth on this Note or at such other address as such party may specify to the other in writing, and, if sent by registered or certified mail, return receipt requested, such notice will be conclusively deemed to have been delivered to the party to whom such notice was addressed on the third business day after the day on which mailed to such party at such address. All notices must be in writing and may be delivered by Payee or his agent.

Section 7. Governing Law. The terms of this Note are governed by and will be construed in accordance with the laws of the State of Ohio.

Section 8. Assignment of Note. If this Note is assigned or pledged by Payee, or assigns, the Company shall only be obligated to make payments directly to such assignee or pledge if prior notice of such assignment is given to the Company in writing of the name and address of such assignee or pledgee.

Section 9. Expenses. The Company shall be liable for any and all costs and expenses of collection of this Note and the obligations evidenced hereby, including without limitation reasonable attorney's fees.

The undersigned authorize any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States of America after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Payee for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The foregoing warrant of attorney shall survive any judgment, and if any such judgment be vacated for any reason the warrant of attorney nevertheless may thereafter be used to obtain an additional judgment or judgments against the undersigned.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS WHEREOF, the Company has executed this Note on the date first above written, at Springfield, Ohio.

ADCARE HEALTH SYSTEMS, INC.

By: Gary L Wade
Gary L. Wade, President

By: David A Tenwick
David A. Tenwick, Chairman

ASSURED HEALTH CARE, INC.

By: Gary L Wade
Gary L. Wade, President

By: J. Scott Cunningham
J. Scott Cunningham, Treasurer